Exhibit 24.2

POWER OF ATTORNEY
The undersigned director does hereby constitute and appoint Christian A. Weideman and Shari Soloway and each of them, with full power of substitution, the undersigned’s true and lawful attorneys-in-fact and agents to do any and all acts and things in his name and on behalf in his capacity as a director, and to execute any and all instruments for him and in his name in the capacity indicated below, that such person may deem necessary or advisable to enable Lazard, Inc. to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (File No. 333-263575), including specifically, but not limited to, power and authority to sign for him, in the capacity indicated below, any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act); and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Executed as of the 2nd day of December 2024.

/s/ Stephen R. Howe Jr.
Name:	Stephen R. Howe Jr.
Title:	Director